                                                                    Exhibit 11.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Vivendi Universal S.A. ("Vivendi Universal") listed below of our report dated April 2, 2003 (except with respect to the matters discussed in Note 17, as to which the date is June 27, 2003), with respect to the consolidated financial statements of Vivendi Universal and subsidiaries, which is included in Vivendi Universal's Annual Report on Form 20-F for the year ended December 31, 2002, filed with the Securities and Exchange Commission:

        SEC Form             Filing Date          Registration Number
        --------             -----------          -------------------
          S-8                  06/06/02                333-72270
          S-8                  06/04/02                333-89744
          S-8                  06/04/02                333-89754
          S-8                  05/06/02                333-87622
          S-8                  01/31/02                333-81830
          S-8                  10/26/01                333-72270
          S-8                  08/29/01                333-64754
          S-8                  12/11/00                333-51654
          S-8                  12/11/00                333-48966
          S-8                  10/05/00                333-47440
         F-3/A                 06/03/02                333-81578
          F-3                  01/29/02                333-81578

                                  Paris, France
                                  June 27, 2003

/s/ RSM Salustro Reydel             /s/ Barbier Frinault & Cie
-----------------------             --------------------------------------------
RSM Salustro Reydel                 Barbier Frinault & Cie
                                    A member firm of Ernst & Young International